Exhibit 10.25

September 22, 2008

The Honorable Gabrielle K. McDonald
2001 Holcombe Boulevard, #3201
Houston, Texas 77030

Dear Judge McDonald:

Supplemental Agreement Providing an Extension to the
Consulting Agreement of November 1, 1999

This Supplemental Agreement refers to the consulting agreement of November 1, 1999 (the "Consulting Agreement"), as amended, with the undersigned, FM Services Company (the "Company"), with respect to your performance of consulting services for the Company and its subsidiaries and affiliates.

By way of this Supplemental Agreement, the Company would like to extend your Consulting Agreement from January 1, 2009 through December 31, 2009.  All other terms and conditions of the Consulting Agreement, as amended, shall remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED:

BY:  /s/ Gabrielle K. McDonald
        The Honorable Gabrielle K. McDonald

DATE:     October 17, 2008